Exhibit 21.01
LIST OF SUBSIDIARIES
AS OF DECEMBER 31, 2005
DOMESTIC SUBSIDIARIES

1.	Baazee.com, Inc., a Delaware corporation
2.	Blackthorne Software, Inc., a Delaware corporation
3.	CARad Inc., a Delaware corporation
4.	Confinity, Inc., a California corporation
5.	EachNet, Inc., a Delaware corporation
6.	eBay Domestic Holdings, Inc., a Delaware corporation
7.	eBay International Inc., a Delaware corporation
8.	eBay Real Estate Inc., a Delaware corporation
9.	eBay Real Estate No. 1, Inc., a Delaware corporation
10.	eBay Real Estate No. 2, Inc., a Delaware corporation
11.	Half.com, Inc., a Pennsylvania corporation
12.	HBJ Partners, LLC, a California limited liability company
13.	Jump Incorporated, an Ohio corporation d/b/a Up4Sale
14.	Marketplace Insurance Inc., a Hawaii corporation
15.	PayPal Asset Management, Inc., a Delaware corporation
16.	PayPal Global Holdings, Inc., a Delaware corporation
17.	PayPal, Inc., a Delaware corporation
18.	PayPal Insurance Services, Inc., a Delaware corporation
19.	ProStores, Inc., a Delaware corporation
20.	The Commercial Exchange Co., Inc., a Delaware corporation
21.	111 Potrero Partners, LLC, a California limited liability company
22.	6700 Cherry Ave. Partners, a California general partnership
23.	Shopping.com (California), Inc., a Delaware corporation
24.	Shopping.com International Holding, Inc., a Delaware corporation
25.	Shopping.com Inc.
26.	Skype Inc., a Delaware corporation
27.	Sven Delaware Holdings, Inc., a Delaware corporation
28.	Viva Group, Inc dba Rent.com, a Delaware corporation
29.	Rent.com Arizona Brokerage, LLC
30.	Viva.com Realty Brokerage, LLC (Florida)
31.	Viva.com Realty Brokerage, LLC (Kentucky)
32.	Rent.com Hawaii, LLC
33.	Viva Realty Indiana, LLC
34.	Viva Realty Illinois, LLC (dba) “Rent.com”
35.	Viva Realty Michigan, LLC
36.	Viva Realty Minnesota, LLC (dba) “Rent.com”
37.	Rent.com Nevada, LLC
38.	Viva Group New Hampshire, LLC (dba) “Rent.com”
39.	Viva Realty Washington, LLC
40.	Rent.com Ohio, LLC
41.	Viva Oregon, LLC
42.	Rent.com Pennsylvania, LLC
43.	Viva Realty Utah, LLC
44.	Rent.com Vermont, LLC
45.	Viva VA PA, LLC (Virginia)
46.	VGI Delaware, LLC
INTERNATIONAL SUBSIDIARIES

		Jurisdiction of	Percent Ownership
Name		Incorporation	If Less Than 100%
1.	A1 Markt B.V.	The Netherlands
2.	Baazee.com Private Limited	Mauritius
3.	DealTime (Europe) B.V.	Netherlands
4.	DealTime (Germany) GmbH	Germany
5.	EachNet.com (Hong Kong) Limited	Hong Kong
6.	EachNet.com Limited	Cayman Islands
7.	EachNet.com Network Information Services (Shanghai) Co., Ltd.	People's Republic of China
8.	eBay Asia Pacific Regional Management Services Ltd.	Korea
9.	eBay Australia and New Zealand Pty Limited	Australia
10.	eBay Australia Pty Ltd	Australia
11.	eBay Austria GmbH	Austria
12.	eBay Belgium Holdings S.A.	Belgium
13.	eBay Belgium SPRL	Belgium

		Jurisdiction of	Percent Ownership
Name		Incorporation	If Less Than 100%
14.	eBay Canada Limited	Canada
15.	eBay CS Vancouver Inc.	Canada
16.	eBay France SAS	France	99.98%
17.	eBay Global Holdings B.V.	The Netherlands
18.	eBay GmbH	Germany
19.	eBay EachNet.com Network Information Services (Shanghai) Co., Ltd.	People's Republic of China
20.	eBay e-Commerce Technology Operations (Shanghai) Co., Ltd.	People's Republic of China
21.	eBay Engineering & Research Center (Shanghai) Co., Ltd.	People's Republic of China
22.	eBay India Pvt. Ltd.	India
23.	eBay International AG	Switzerland
24.	eBay International Hong Kong Ltd.	Hong Kong People's Republic
25.	eBay Internet Support (Shanghai) Co., Ltd.	of China
26.	eBay Ireland Limited	Ireland
27.	eBay Israel Holding Ltd.	Israel
28.	eBay Italia S.r.l.	Italy
29.	eBay Japan K.K.	Japan
30.	eBay KTA (UK) Limited	United Kingdom
31.	eBay Motors India Private Limited	India
32.	eBay Netherlands B.V.	The Netherlands
33.	eBay New Ventures K.K.	Japan
34.	eBay Polska sp z o.o.	Poland
35.	eBay PRC AG	Switzerland
36.	eBay Promotions (UK) Ltd.	United Kingdom
37.	eBay Singapore Services Private Limited	Singapore
38.	eBay Spain International, S.L.	Spain
39.	eBay Sverige AB	Sweden
40.	eBay Taiwan Company Ltd.	Taiwan
41.	eBay UK Limited	United Kingdom
42.	Entreprises Kijiji Canada Inc.	Canada
43.	GumTree.com Limited	United Kingdom
44.	High Options Sdn Bhd	Malaysia
45.	Hortensia B.V.	The Netherlands
46.	iBazar Pro NL BV	The Netherlands
47.	Inter Bazar	Portugal
48.	Internet Auction Co., Ltd	Korea	99.96%
49.	Intoko Limited	United Kingdom
50.	Kijiji GmbH	Germany
51.	Kijiji India Private Limited	India
52.	Kijiji International Limited	Ireland
53.	Kijiji Italia s.r.l.	Italy
54.	Kijiji Korea Co., Ltd.	Korea
55.	Kijiji Mauritius Holding Private Ltd.	Mauritius
56.	Kijiji Network Information Technology	People's Republic
	Services (Shanghai) Co. Ltd.	of China
57.	Kijiji S.a.r.l.	France
58.	Kijiji S.L.U.	Spain
59.	Marktplaats B.V.	The Netherlands
60.	mobile.de GmbH	Germany
61.	NeoCom Technology Co., Ltd.	Taiwan

		Jurisdiction of	Percent Ownership
Name		Incorporation	If Less Than 100%
62.	Opusforum GmbH	Germany
63.	PayPal Asia Services Ltd.	Mauritius
64.	PayPal Australia Pty Limited	Australia
65.	PayPal Canada Limited	Canada
66.	PayPal Deutschland GmbH	Germany
67.	PayPal (Europe) Ltd.	United Kingdom
68.	PayPal France SAS	France
69.	PayPal Information Technologies (Shanghai) Co., Ltd.	People's Republic of China
70.	PayPal International Limited	Ireland
71.	PayPal Italia s.r.l.	Italy
72.	PayPal Singapore Private Limited	Singapore
73.	PayPal Spain S.L.	Spain
74.	PayPal (UK) Limited	United Kingdom
75.	Rent New Ventures Limited	Ireland
76.	S Technologies Limited	United Kingdom
77.	Shopping.com GmbH	Germany
78.	Shopping.com Ltd.	Israel
79.	Shopping.com UK Ltd.	United Kingdom
80.	Shopping Epinions International Ltd.	Ireland
81.	Skype Communications S.a r.l.	Luxembourg
82.	Skype Hong Kong Limited	Hong Kong
83.	Skype Limited	Ireland
84.	Skype Software S.a. r.l.	Luxembourg
85.	Skype Technologies S.A.	Luxembourg
86.	Skype Technologies OU	Estonia
87.	Skyper Limited	Bahamas
88.	Sven Luxembourg Holdings S.a r.l.	Luxembourg
89.	Tel-Online Limited	Cayman Islands